FORM 8-K

Current Report

Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 23, 2006

(date of earliest event reported)

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of

incorporation or organization)

91-1506719

(I.R.S. Employer Identification No.)

1801- 16th AVENUE SW, SEATTLE, WASHINGTON 98134-1089

(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

SEATTLE, WASHINGTON...May 23, 2006...Todd Shipyards Corporation ("Company" or "Todd") (NYSE:TOD) announced that its shareholders, at a special meeting held on May 23, 2006, approved amendments to the Company's incentive stock compensation plans. This approval was necessary for the Company to proceed with its extraordinary one-time cash dividend of $4.00 per share, or a total of approximately $22 million, previously approved by the Company's Board of Directors on March 24, 2006. The Board had made the payment of the extraordinary dividend subject to shareholder approval of an amendment to the Company's incentive stock compensation plans that will allow adjustments to equity compensation awards to offset the impact of extraordinary transactions, including non-recurring cash dividends or distributions. Shareholders of record as of June 5, 2006 are entitled to receive the extraordinary dividend which will be paid on June 20, 2006.

(c) Exhibits

99.1 - Todd Shipyards Press Release dated May 23, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 24, 2006.

/s/ Michael G. Marsh

By: Michael G. Marsh

On Behalf of the Registrant as

Secretary and General Counsel